UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2010 (August 3, 2010)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610, Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paragraph (c). On August 3, 2010, the board of directors of Union Drilling, Inc. (the “Company”) appointed Ms. Tina L. Castillo as the Company’s Vice President, Chief Financial Officer and Treasurer. Ms. Castillo, who is 39, has served as the Company’s Controller since joining the Company in June 2009. In December 2009, Ms. Castillo was designated as the Company’s principal accounting officer. Ms. Castillo received her Bachelor in Business Administration degree, as well as her Master in Professional Accounting degree, from the University of Texas; she is a certified public accountant (Texas licensure 1995). Prior to joining the Company, Ms. Castillo served in successive roles in the audit practice group at Ernst & Young LLP, where she focused on the minerals, manufacturing and high-tech industries.

Ms. Castillo will receive an initial annual base salary of $230,000, and will be eligible to receive for her service in 2010 an annual incentive award. Payment of any such incentive award is subject to the full discretion of the Company’s board of directors. In connection with her appointment as CFO, Ms. Castillo received a stock option grant on August 4, 2010 to acquire 75,000 shares of the Company’s common stock at an exercise price of $6.36 per share (the Nasdaq closing price on 08-04-10). The stock options will annually vest in equal one-fourth increments beginning on the first anniversary of the grant date and, assuming continuing service as an employee, the options will expire on the tenth anniversary of the grant date. The option grant is being made under the Company’s stockholder-approved Amended and Restated 2005 Stock Incentive Plan. Additionally, Ms. Castillo will be eligible to participate in other benefit plans and programs on similar terms as available to other executive officers of the Company.

There are no family relationships between Ms. Castillo and any of the Company’s current executive officers or directors, and there is no arrangement or understanding under which she was appointed. All executive officers of the Company are appointed by the board of directors to serve until their successors are appointed. There are no transactions to which the Company is a party and in which Ms. Castillo has a material interest subject to disclosure under 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date:	August 5, 2010	By:	/S/ CHRISTOPHER D. STRONG
Christopher D. Strong, President and Chief Executive Officer

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